Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)
In connection with the accompanying Quarterly Report of Avanir Pharmaceuticals (the “Company”) on Form 10-Q for the fiscal quarter ended March 31, 2007 (the “Report”), I, Keith Katkin, as Chief Executive Officer of the Company, and Michael J. Puntoriero, as Chief Financial Officer of the Company, and Martin J. Sturgeon, as Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2007	/s/ Keith Katkin
Keith Katkin
President and Chief Executive Officer [Principal Executive Officer]

Dated: May 10, 2007	/s/ Michael J. Puntoriero
Michael J. Puntoriero
Vice President and Chief Financial Officer [Principal Financial Officer]

Dated: May 10, 2007	/s/ Martin J. Sturgeon
Martin J. Sturgeon
Vice President and Chief Accounting Officer [Principal Accounting Officer]